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                                                                     EXHIBIT 5.1

                  [Maxim Integrated Products, Inc. letterhead]


                                 April 11, 2001



Maxim Integrated Products, Inc.
120 San Gabriel Drive
Sunnyvale, California  94086

Ladies and Gentlemen:

     I have acted as counsel to Maxim Integrated Products, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to shares (the "Shares") of Common Stock, par value $0.001 per share, of the Company to be issued by the Company pursuant to the Maxim Integrated Products, Inc. 1996 Stock Incentive Plan (the "Plan").

     I have examined the Registration Statement and the Plan and the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of the Company.


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                                       2                          April 11, 2001


     In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that the Shares have been duly authorized and, when the Shares have been issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                                        Very truly yours,


                                        /s/ CHARLES G. RIGG
                                        ----------------------------------
                                        Vice President, General Counsel &
                                        Assistant Secretary